UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 18, 2005
(Date of report; date of
earliest event reported)

COMMISSION FILE NUMBER: 333-105077

CAPITAL AUTO RECEIVABLES, INC.
CAPITAL AUTO RECEIVABLES ASSET TRUST 2004-2
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	38-3082892 20-6354537 (I.R.S. Employer Identification No.)

C/O GENERAL MOTORS ACCEPTANCE CORPORATION
200 RENAISSANCE CENTER
P.O. BOX 200 DETROIT, MICHIGAN
48265-2000
(Address of principal executive offices)
(Zip Code)

(313) 556-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On January 18, 2005, the interest collected during the preceding calendar month as provided for in the Trust Sale and Servicing Agreement, dated as of December 9, 2004 (the Agreement), among General Motors Acceptance Corporation, as servicer, Capital Auto Receivables, Inc, as seller, and Capital Auto Receivables Asset Trust 2004-2 (the Trust), as issuer, were distributed to holders of notes (Noteholders) representing undivided interests in Capital Auto Receivables Asset Trust 2004-2. The Trust will not pay principal during the revolving period, which is scheduled to terminate on October 31, 2005. In accordance with the Agreement, the Servicer’s Certificate, as defined in the Agreement, was furnished to the Indenture Trustee, as defined in the Agreement, for the benefit of the Noteholders and as such, was distributed by the Indenture Trustee to the Noteholders. A copy of the Servicer’s Certificate is included as Exhibit 20 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DOCUMENT DESCRIPTION

20	Monthly Servicing Report for the December 2004 Collection Period

2

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant certifies that it meets all of the requirements for this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPITAL AUTO RECEIVABLES ASSET TRUST 2004-2
		By:	GENERAL MOTORS ACCEPTANCE CORPORATION (Administrator, not in its individual capacity but solely as Administrator on behalf of the Trust.)
Date:	January 26, 2005		/s/ Jerome B. Van Orman, Jr.
Jerome B. Van Orman, Jr.,
(Vice President — Finance and Chief Financial Officer of GMAC North American Operations)

EXHIBIT INDEX

Exhibit No.	Description

20	Monthly Servicing Report for the December 2004 Collection Period